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WORLDTALK COMMUNICATIONS CORPORATION                              EXHIBIT 10.15

                     SECURED FULL RECOURSE PROMISSORY NOTE

                            Santa Clara, California

PRINCIPAL:  $325,000.00                                        OCTOBER 24, 1996

         1. OBLIGATION. In return for an advance of funds by Worldtalk Communications Corporation ("Lender"), in the amount of Three Hundred Twenty-five Thousand Dollars ($325,000.00) (the "Principal"), receipt of which is hereby acknowledged, the undersigned borrowers ("Borrowers") hereby promise to pay to the order of Lender the full amount of the Principal, together with interest at the rate of six and sixty-one hundredths percent (6.61%) per annum compounded semi-annually (which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract relating to this loan) on the earlier of (i) October 24, 2001; (ii) the date of sale by Borrowers of the house located at Oakhurst Drive, Monte Sereno, CA 95030 (the "Residence"), against which this Note may be secured at a later date upon substitution of collateral and pursuant to that certain Deed of Trust described in Section 4 hereof; or (iii) the occurrence of any event of default or any other event that would require repayment under such Deed of Trust.

         2. PAYMENT. Unless otherwise agreed in writing by the Lender, all payments will be made in lawful tender of the United States and will be applied first to the payment of accrued interest, and the remaining balance of such payment, if any, will then be applied to the payment of principal. All payments will be made at the Lender's principal place of business, 5155 Old Ironsides, Santa Clara, California 94054, or at such other place as the Lender may direct.

         3. SECURITY; ACCOUNTS HELD WITH FINANCIAL INSTITUTIONS. Payment of this Note is secured by a security interest in the deposit, broker and other accounts listed on Attachment A to this Note (the "Accounts"), the assets held in such Accounts and by an interest in all general intangibles now owned or hereafter acquired by Borrowers. The Accounts, assets and general intangibles taken together will be referred to herein as the "Collateral". Borrowers agree to sign any Uniform Commercial Code financing statement deemed necessary by Lender to evidence such security interest and grant Lender, through its officers and employees, a limited power of attorney for the sole purpose of executing, in the name or names of any Borrowers, any financing statement or related document deemed necessary by Lender to perfect the security interest granted in this Section 3.

         4.      SUBSTITUTION OR ADDITION OF COLLATERAL.  No later than forty
(40) days following the execution of this Note, the Borrowers shall execute, have notarized and deliver to Lender a Deed of Trust relating to the Residence executed by Borrowers, as Trustor, to Trustors Security Service, as Trustee, in favor of Lender, as Beneficiary (the "Deed of Trust") and a security interest will thereby be granted in the Residence. Lender shall have the option, in Lender's sole discretion, to release all or any portion of the Collateral securing performance under this Note and to substitute or supplement any portion of the existing Collateral with the Residence. Nothing in this Section 4 shall require Lender to release any Collateral upon receipt of the Deed of Trust. Lender will have thirty (30) days from the date on which it receives from Borrowers the executed and notarized Deed of Trust in which to record the Deed of Trust with the appropriate county agency to perfect its security interest in the Residence. Borrowers hereby agree, upon notice from the Lender, to enter into a new promissory note or notes and/or security agreements as the Lender deems necessary to grant and perfect Lender's security interest in the Collateral and/or the Residence. If Lender has not recorded the Deed of Trust by the end of the thirty-day period following receipt of the Deed of Trust, Lender agrees to reconvey the Deed of Trust to Borrowers.

         5. COVENANTS OF BORROWERS. In order to induce Lender to enter into this Note, Borrowers hereby agree (i) that they will not pledge or otherwise encumber any of the Accounts or any securities or other assets held in the Accounts, or borrow against such Accounts or assets or engage in margin or other transactions the repayment of which would be secured by any Account or assets held in the Accounts; (ii) that they will furnish to the Lender, at least once per month upon written request of lender, current statements indicating the balance in each of the Accounts; (iii) that they will maintain a minimum balance in the Accounts of $325,000; and (iv) that, if the aggregate balance of the Accounts taken together falls below $325,000, Borrowers will pay additional cash into the Accounts within seven (7) days after





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notice of such shortfall to raise the aggregate balance to $325,000.  If the balance on the Accounts remains below $325,000 for greater than seven (7) days, the Borrowers shall be deemed to be in default under the Terms of this Note.
If the balance on the Accounts falls below $300,000, the Borrowers will be deemed to be in default under the terms of this Note.

         6. DEFAULT; ACCELERATION OF OBLIGATION. In addition to any other events of default specified in this Note, Borrowers will be deemed to be in default under this Note and, without any other action required to be taken by any person or entity, the principal sum of this Note, together with all interest accrued thereon, will become due and payable in full on a date three months after the occurrence of any of the following: (a) any Borrower's failure to make any payment when due under this Note; (b) in the event Christopher J. Andrews ceases to provide services as an employee to the Lender for any reason other than death or a period of no more than three (3) months due to disability (meaning a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended); (c) the filing by or against any Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; or (d) upon the execution by any Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of any Borrower's assets or property.

         7. REMEDIES ON DEFAULT. Upon any default of any Borrower under this Note, the Lender will have, in addition to its rights and remedies under this Note or given to the Lender by law, full recourse against any real, personal, tangible or intangible assets of any Borrower, and may pursue any legal or equitable remedies that are available to the Lender, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full. The remedies set forth in this Note are cumulative and shall be in addition to any rights or remedies available to Holder by contract, by law or in equity.

         8. PREPAYMENT; GENERAL. Prepayment of principal and/or interest due under this Note may be made at any time without penalty. If Borrowers prepay all or a portion of the principal amount of this Note, the Collateral or any substituted collateral described in Section 4 will continue to serve as independent collateral for the outstanding portion of this Note unless Borrowers notify the Lender in writing otherwise and the Lender consents to a release of the Collateral.

         9. PREPAYMENT UPON SALE OF STOCK. Borrowers agree to prepay any outstanding amount owed under this Note with 35% of the net proceeds (before taking into account any taxes owed) that any Borrower receives during the term of this Note from the sale by that Borrower of any shares of Lender's Common Stock. This Section 9 shall not create a security interest, but is an agreement between the parties as to the manner of repayment of the Note. Notwithstanding any prepayment by Borrowers, each Borrower will remain jointly and severally liable for any remaining principal and interest on this Note.

         10. REPRESENTATION OF BORROWERS. Borrowers hereby represent (i) that the aggregate balance of the Accounts on the date of this Note is in excess of $325,000; and (ii) that Borrowers have not pledged or otherwise encumbered any of the Accounts or any securities or other assets held in the Accounts, or borrowed against such Accounts or assets or engaged in margin or other transactions the repayment of which is secured by an interest in any of the Accounts or any assets currently held in the Accounts.

         11. GOVERNING LAW; WAIVER. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Borrowers hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

         12. JOINT AND SEVERAL LIABILITY. The obligations under this Note of each Borrower whose signature appears below will be joint and several.

         13. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrowers agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

         IN WITNESS WHEREOF, Borrowers have executed this Note as of the date and year first above written.



      CHRISTOPHER J. ANDREWS                                  /s/ Christopher J. Andrews
-----------------------------------------------               --------------------------
BORROWER'S NAME [TYPE OR PRINT]                               BORROWER'S SIGNATURE





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
     HEIDI B. ANDREWS                                         /s/ Heidi B. Andrews
-----------------------------------------------               --------------------
BORROWER'S NAME [TYPE OR PRINT]                               BORROWER'S SIGNATURE





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